Exhibit 10.1

ARDEN GROUP, INC.

CHANGE IN CONTROL PROTECTION PLAN AND SUMMARY PLAN DESCRIPTION

Arden Group, Inc. (“Arden”) including its subsidiary, Gelson’s Markets (the “Company”) recognize that a corporate change in control may affect certain employees. Accordingly, the Company has adopted this Change in Control Protection Plan (the “Plan”).

1.	Eligibility

An employee is eligible for this Plan only if the Company has provided such employee (“you”) with a Participation Letter Agreement (the “Letter Agreement”), with terms proposed by the Company, and signed by a duly authorized officer of the Company confirming your eligibility for the Plan. The Letter Agreement shall be in the form attached hereto as Exhibit A or in such other form as a Plan Administrator (as defined herein) shall approve. If you execute the Letter Agreement and return it to the Company within fifteen (15) days after receiving it:

(a)            you will become a “Participant” on the date the Company timely receives your properly executed Letter Agreement;

(b)           you will continue to be a Participant as long as your Letter Agreement remains in effect in accordance with its terms and those of this Plan; and

(c)           you will immediately cease to be a Participant if your Letter Agreement expires or your employment is terminated other than pursuant to a Covered Termination before you become entitled to receive any of the benefits described in Sections 2 and 3 below (“Change in Control Benefits”). For example, you will not be eligible for Change in Control Benefits if a Plan Administrator determines, in his or her sole discretion, that your employment has terminated by reason of your resignation other than for Good Reason, your death or Disability (as defined herein), or your discharge for Cause (as defined herein).

2.	Retention Benefit

(a)	General

You will become entitled to retention benefits pursuant to this Plan and as set forth in your Letter Agreement only if, while this Plan is in effect and while you are a Participant, (i) a Change in Control (as defined herein) occurs, and (ii) unless you experience a Covered Termination before such Change in Control, you remain employed by the Company to the date of consummation of such Change in Control (a “Change in Control Date”). These retention benefits (“Retention Benefits”) shall be determined pursuant to your Letter Agreement. If your employment with the Company terminates for any reason other than a Covered Termination (as defined herein) while you are a Participant, but before a Change in Control, you will not be eligible for benefits under this Plan. As a condition of receiving Retention Benefits, you must timely sign and return to the Company a general release and any other documents required by the Sponsor in the form prescribed by the Sponsor. Notwithstanding anything to the contrary contained herein, you will not be entitled to Retention Benefits pursuant to this Plan if, while this Plan is in effect and while you are a Participant, there is no Change in Control.

(b)	Payment

The Company will pay you any Retention Benefits that you have become entitled to receive in accordance with your Letter Agreement.

(c)	Definition of Change in Control

The term “Change in Control” shall mean the occurrence of any of the following events:

(i)             the consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction (whether in one or a series of related transactions) involving the Arden, unless immediately following such transaction more than fifty percent (50%) of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity is owned, directly or indirectly, by persons who were stockholders of Arden immediately prior to the transaction or transactions; or

(ii)            any person (for the purposes of this Plan, the term “person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity and includes the term “person” as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes, without the prior approval of Arden’s Board of Directors, the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act), directly or indirectly, of securities of Arden representing fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of Arden, excluding (A) any person who is both (x) the beneficial owner, directly or indirectly, of securities of Arden representing fifty percent (50%) or more of the combined voting power of the outstanding voting securities of Arden as of the effective date of this Plan, and (y) an officer or director of Arden or any affiliate thereof, and (B) any person receiving securities described in clause (A) as a result of death or Disability or estate planning of a shareholder of Arden as of the effective date of this Plan; or

(iii)           a sale, transfer, or other disposition of the Company’s assets representing fifty percent (50%) or more of the aggregate fair market value of the Company’s assets and properties is consummated, provided that no change in control shall be deemed to have occurred if there is a transfer to a related entity specified in Treas. Reg. § 1.409A-3(i)(5)(vii)(B).

3.	Severance Benefit

(a)	General

You will become entitled to severance benefits pursuant to this Plan and as set forth in your Letter Agreement only if, while this Plan is in effect and while you are a Participant, you experience a Covered Termination during the period commencing thirty (30) days prior to a Change in Control Date and ending on the first anniversary of such Change in Control Date (such period, a “Severance Period”). These severance benefits (“Severance Benefits”) shall be determined pursuant to your Letter Agreement. Notwithstanding anything to the contrary contained herein, you will not be entitled to Severance Benefits pursuant to this Plan if, while this Plan is in effect and while you are a Participant, there is no Change in Control. As a condition of receiving Severance Benefits, you must timely sign and return to the Company a general release and any other documents required by the Sponsor in the form prescribed by the Sponsor.

Your Severance Benefits shall be reduced by amounts owed to you under the Federal Worker Adjustment and Retraining Notification Act (29 U.S.C. §§ 2101 et seq.), and any similar state or local law (such as California Labor Code Section 1400 et seq.). If for any reason this reduction is not permissible, you will not be entitled to any Severance Benefits.

If your employment terminates for any reason other than a Covered Termination, you will not be eligible for Severance Benefits. For example, you will not be eligible for Severance Benefits under the Plan if a Plan Administrator determines, in his or her sole discretion, that your employment has either (i) terminated before or after the Severance Period, or (ii) terminated during the Severance Period, by reason of --

(i)             your resignation without Good Reason (as defined herein);

(ii)            your death or Disability (defined as the total and permanent disability qualifying you for social security benefits, as determined by a Plan Administrator); or

(iii)           your discharge for Cause (as defined herein).

(b)	Payment

The Company will pay you any Severance Benefits that you have become entitled to receive in accordance with your Letter Agreement. Notwithstanding anything in this Plan to the contrary, if at the time your Severance Benefits are due, you are a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), the Company shall delay any Severance Benefit that constitutes a “deferral of compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (after application of Treas. Reg. § 1.409-1(b)(9)) until six months after you “separate from service” as defined under Section 409A (the “409A Suspension Period”). Within fourteen calendar days after the end of the 409A Suspension Period, the Company shall pay you a lump sum payment in cash equal to any payments (including interest on any such payments, at a rate equal to the prime interest rate in effect on the first day of the 409(A) Suspension Period, as published in The Wall Street Journal for such date) and benefits that were delayed pursuant to the preceding sentence. Thereafter, you shall receive any remaining payments and benefits due under this Section 3 in accordance with the terms of your Letter Agreement.

(c)	Definitions

(i)             For purposes of this Plan, “Cause” shall mean (i) the refusal or failure by you to substantially perform your duties with the Company or to comply in all material respects with the policies of the Company; (ii) your engagement in conduct which is materially injurious, monetarily or otherwise, to the Company; (iii) your commitment of one or more significant acts of dishonesty; or (iv) your commission of any felony, or of any misdemeanor involving dishonesty or moral turpitude, in each case as determined by a Plan Administrator in his or her sole and absolute discretion.

(ii)            For purposes of this Plan, a “Covered Termination” shall mean that (A) either (i) you have resigned from the Company for Good Reason (as defined herein), or (ii) your employment with the Company is involuntarily terminated by the Company without Cause (as defined herein) and (B) your termination of employment constitutes a “separation from service” from the Company within the meaning of Code Section 409A. Notwithstanding the foregoing, your employment with the Company shall not be considered involuntarily terminated in connection with a Change in Control if the entity or person that acquires the Company offers you employment within fourteen (14) days following the Change in Control Date at a base salary that is at least 95% of your base salary immediately prior to the Change in Control and that does not require you to change your principal location of work to any location that is more than fifty (50) miles from its location immediately before the Change in Control, in each case as determined by a Plan Administrator in his or her sole and absolute discretion.

(iii)           For purposes of this Plan, “Good Reason” shall mean (i) a greater than 5% reduction by the Company in your base salary from the amount in effect immediately prior to the effective date of this Plan or, in the case of a reduction after a Change in Control, immediately prior to the Change in Control or (ii) the requirement that you change your principal location of work to any location that is more than fifty (50) miles from its location immediately before the effective date of this Plan or, in the case of a relocation after a Change in Control, immediately prior to the Change in Control, in each case under clauses (i) or (ii) after you have notified the Company in writing of such condition within thirty (30) days of the initial occurrence of the condition and the Company has failed to cure such condition within thirty (30) days following such notice and you in fact terminate your employment with the Company within three months following the expiration of such thirty (30)-day cure period, in each case as determined by a Plan Administrator in his or her sole and absolute discretion.

4.	Taxes and Other Withholdings

Your Change in Control Benefits will be subject to withholdings for federal and state taxes and for any other payroll deductions as the Company determines it is required or permitted to do.

5.	Relation to Other Plans

Except as otherwise expressly provided in this paragraph or in your Letter Agreement, by signing your Letter Agreement, you recognize and agree that any prior retention, severance or similar plan of the Company that might apply to you is hereby revoked and ineffective as to you. Unless specifically stated otherwise in your Letter Agreement, no Change in Control Benefits that would constitute “excess parachute payments” within the meaning of Code Section 280G, or cause any other amounts to be excess parachute payments, will be payable under this Plan.

6.	Claims Procedures

(a)	Formal Claims Typically Not Required

Typically, you will not need to present a formal claim to receive the Change in Control Benefits payable under this Plan.

(b)	Disputes

If any person (claimant) believes that Change in Control Benefits are being denied improperly, that fiduciaries of the Plan have breached their duties, or that the claimant’s legal rights are being violated with respect to the Plan, the claimant must file a formal claim with a Plan Administrator within the time period set forth in Section 6(c). A Plan Administrator will handle all such claims in accordance with the procedures set forth in Section 6(d). This requirement applies to all claims that any claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent that a Plan Administrator determines, in his or her sole discretion, that it does not have the power to grant all relief reasonably being sought by the claimant. See the remainder of this Section 6 and Section 11(g) for information about your rights in the event your claim is denied.

(c)	Time for Filing Claims

A formal claim as contemplated under Section 6(b) must be filed within ninety (90) days after the date the claimant first knew or should have known of the facts on which the claim is based (or, if earlier, the date that is one hundred and twenty (120) days after the date that the Change in Control Benefits that are the subject of a claim are required to be paid as set forth in the claimant’s Letter Agreement), unless the Sponsor in writing consents otherwise. If a claimant files an untimely claim, no Change in Control Benefits with respect to such untimely claim shall be payable under the Plan.

(d)	Procedures

If a Plan Administrator does not offer a Participant the payment of Change in Control Benefits under this Plan within ten (10) days after the date such payment is required to be made as set forth in the Participant’s Letter Agreement, the Participant must file a claim for benefits on a form prescribed by a Plan Administrator and within the time frame set forth in subsection (c) above. If the claimant’s claim for a benefit is wholly or partially denied, a Plan Administrator will furnish the claimant with a written notice of the denial. This written notice must be provided to the claimant within ninety (90) days after the receipt of the claimant’s claim by a Plan Administrator, unless special circumstances require an extension of time for processing the claim, in which case the ninety (90) day period may be extended by up to an additional ninety (90) days. If such an extension of time is required, written notice of the extension will be furnished to the claimant prior to the termination of the initial ninety (90)-day period, and will indicate the special circumstances requiring the extension. Written notice of denial of the claimant’s claim must contain the following information:

(i)             the specific reason or reasons for the denial;

(ii)            a specific reference to those provisions of the Plan on which such denial is based;

(iii)           a description of any additional information or material necessary to perfect the claimant’s claim, and an explanation of why such material or information is necessary; and

(iv)           a copy of the appeals procedures under the Plan and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following an adverse determination of the claimant’s claim.

If the claimant’s claim has been denied, and the claimant wishes to appeal that denial, the claimant must follow the following claims appeal procedure:

1.

Upon the denial of his or her claim for benefits, the claimant must file his or her request for review of his or her claim, in writing, with a Plan Administrator not later than sixty (60) days after he or she has received written notification of the denial of his or her claim for benefits;

2.	The claimant has the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;

3.	The claimant may receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim for benefits;

4.

A Plan Administrator’s review of the claimant’s claim for review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

5.

If the claimant’s claim is denied, a Plan Administrator must provide the claimant with written notice of this denial within sixty (60) days after a Plan Administrator’s receipt of the claimant’s written claim for review. There may be times when this sixty (60)-day period may be extended. This extension may only be made, however, where there are special circumstances which are communicated to the claimant in writing within the sixty (60)-day period. If there is an extension, a decision will be made as soon as possible, but not later than one hundred and twenty (120) days after receipt by a Plan Administrator of the claimant’s claim for review; and

6.

A Plan Administrator’s decision regarding the claimant’s claim for review will be communicated to the claimant in writing, and if the claimant’s claim for review is denied in whole or part, the decision will include:

(i)	the specific reason or reasons for the denial;

(ii)	specific references to the pertinent provisions of the Plan on which the decision was based;

(iii)

a statement that the claimant may receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and

(iv)	a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Any lawsuit to recover benefits must be filed within six (6) months of the final determination of the claim for review under the Plan, or, if earlier, two (2) years after the claimant’s termination of employment, or it will forever be barred as untimely.

7.	Plan Administration

(a)	Discretion

Each of the Company’s Chief Executive Officer and Senior Vice President is responsible for the general administration and management of the Plan (each, a “Plan Administrator”) and shall have all powers and duties necessary to fulfill his or her responsibilities, including, but not limited to, the discretion to interpret and apply the provisions of the Plan and to determine all questions relating to eligibility for Plan benefits. Each Plan Administrator (acting individually and without the other) shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion he or she deems to be appropriate in his or her sole and absolute discretion, and to make any findings of fact needed in the administration of the Plan. The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court or in any other forum and shall be upheld unless clearly arbitrary or capricious.

(b)	Finality of Determinations

Unless arbitrary and capricious, all actions taken and all determinations by a Plan Administrator will be final and binding on all persons claiming any interest in or under the Plan. To the extent a Plan Administrator has been granted discretionary authority under the Plan, such Plan Administrator’s prior exercise of such authority shall not obligate him or her to exercise his or her authority in a like fashion thereafter.

(c)	Drafting Errors

If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning (with regard to the intent of the Sponsor as settlor), as demonstrated by consistent interpretations or other evidence of intent (by the Sponsor or a Plan Administrator, as the case may be), or as determined by a Plan Administrator in his or her sole and absolute discretion, the provision shall be considered ambiguous and shall be interpreted by a Plan Administrator and all Plan fiduciaries in a fashion consistent with its intent, as determined in the sole and absolute discretion of such Plan Administrator.

(d)	Scope

This Section may not be invoked by any person to require the Plan to be interpreted in a manner inconsistent with its interpretation by a Plan Administrator or other Plan fiduciaries.

8.	Plan Amendment and Termination; Limitation on Employee Rights

(a)           The Company, acting through its Board of Directors or its delegate, has the right in its sole and absolute discretion to amend the Plan, to extend its term, or to terminate the Plan; provided that no amendment or termination of the Plan shall (in the absence of a Participant’s written consent) adversely and materially affect the rights of a Participant who has experienced a Covered Termination before the date of the Plan’s amendment or termination. The Board anticipates that if it determines not to pursue any Change in Control transaction it may decide to terminate the Plan.

(b)            This Plan shall not give any employee the right to be retained in the service of the Company, and shall not interfere with or restrict the right of the Company to discharge or retire the employee for any lawful reason.

9.	Governing Law

This Plan is a welfare plan subject to ERISA, and it shall be interpreted, administered, and enforced in accordance with that law. To the extent that state law is applicable, the statutes and common laws of the State of California (excluding its choice of laws principles) shall apply.

10.	Miscellaneous

Where the context so indicates, the singular will include the plural and vice versa. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. Unless the context clearly indicates to the contrary, a reference to a statute or document shall be construed as referring to any subsequently enacted, adopted, or executed counterpart.

11.	Other Information

(a)

This document is the Plan’s plan document and it also serves as its Summary Plan Description. This Plan will control in case of conflict with any other document. The Plan became effective July 12, 2013. Throughout this Plan, the term “Sponsor” is used when the Company is acting in its non-fiduciary capacity as Plan sponsor and settlor.

(b)	Type of Plan

This is a welfare plan.

(c)	Addresses, etc.

The Company’s address, telephone number, and employer identification number are as follows:

Arden Group, Inc.

2020 S. Central Avenue

Compton, California 90220

Telephone: (310) 638-2842

Employer Identification Number: 95-3163136

The Plan’s identification number and Plan Year are as follows:

Plan I.D. Number: 506

Plan Year:     Calendar

(d)	Agent for Service of Legal Process

The Plan Administrators are the Plan’s agents for service of legal process.

(e)	Funding

The Plan is funded out of the Company’s general assets.

(f)	Plan Amendment or Termination

The Sponsor has reserved the right to amend or terminate the Plan as set forth in Section 8 herein.

(g)	Statement of ERISA Rights

As a participant in this Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all participants shall be entitled to:

Receive Information About Your Plan and Benefits

●

Examine, without charge, at a Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan, including the Plan document and summary Plan description, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor, if any, and available at the Public Disclosure Room of the Employee Benefits Security Administration. Copies of these documents and other Plan information also may be obtained on written request to a Plan Administrator. A reasonable charge may be requested for copies.

●	Receive a summary of the Plan’s annual financial report, if any. A Plan Administrator is required by law to furnish each participant with a copy of this summary annual report, if applicable.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties on the people who are responsible for the operation of this Plan. The people who operate this Plan are called “fiduciaries.” Plan fiduciaries have a duty to operate this Plan prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a welfare benefit is denied or ignored in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. You have the right to have a Plan Administrator review and reconsider your claim, as described elsewhere in this Plan.

Under ERISA, there are steps you can take to enforce your rights. For instance, if you request the Plan document or certain other materials required to be furnished by the Plan and do not receive them within thirty (30) days, or if you have any other claim with respect to the Plan, you must utilize the Plan’s claims procedure. You also may file suit in federal court. In such a case, the court may require you to pursue your claim through the Plan’s claims procedure or it may grant you the relief you are seeking, for example, by ordering that you be provided with materials you have requested and that you be paid up to $110 a day until you receive them, unless the materials were not sent because of reasons beyond a Plan Administrator’s control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you should file a claim under the Plan’s claims procedure, or you may seek assistance from the U.S. Department of Labor or file suit in a federal court. The court will decide whether you should have pursued your claim through the Plan’s claims procedure and who should pay the court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose any court case involving the Plan, the court may order you to pay these costs and fees. It may do so, for example, if it finds that you should have used the Plan’s claims procedure or that your claim is frivolous.

Assistance with Your Questions

If you have any questions about the Plan, you should contact a Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from a Plan Administrator, you should contact the nearest area office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration or by visiting its website (http://www.dol.gov/ebsa/).

(h)	Whom to Contact for Additional Information

If you have any questions, please contact Brenda McDaniel, Senior Vice President.

EXHIBIT A

Arden Group, Inc.

[Letterhead]

____________, 2013

[Employee Name]

[Employee Address]

Re:          Arden Group, Inc. Change in Control Protection Plan

Participation Letter Agreement

Dear [Employee Name]:

This Letter Agreement relates to the Change in Control Protection Plan (the “Plan”) that we, Arden Group, Inc., including its subsidiary, Gelson’s Markets (the “Company”), have adopted.

Through this Letter Agreement, you are being offered the opportunity to become a participant in the Plan, and thereby to be eligible to receive the retention and severance benefits described below. A copy of the Plan is attached to this letter. You should read it carefully and become familiar with its terms and conditions, and those set forth below. Terms not defined in this Letter Agreement but beginning with initial capital letters shall have the meanings assigned to them in the Plan.

Subject to the terms and conditions contained herein, we invite you to become a “Participant” in the Plan. Your participation in the Plan will be effective upon your signing and returning this Letter Agreement to Brenda McDaniel or Rob McDougall within fifteen (15) days of your receipt of this Letter Agreement.

NOW, THEREFORE, you and the Company (hereinafter referred to as “the parties”) hereby agree as follows:

1.             Retention Benefit.

If while the Plan and this Letter Agreement are in effect, (i) a Change in Control (as defined under Section 2(c) of the Plan) occurs, and (ii) except in the event that you experience a Covered Termination, you remain employed by the Company to the date of consummation of a Change in Control (the “Change in Control Date”), the Company will pay you Retention Benefits as follows:

(i)	A Retention Bonus of $______________.

One-half of your Retention Bonus shall be paid within thirty (30) days following the Change in Control Date, and the remaining one-half shall be paid on the ninetieth (90th) day following the Change in Control Date; provided, however, that if after a Change in Control you experience a Covered Termination, then the remaining one-half of your Retention Bonus shall be paid on the earlier of (a) the tenth (10th) day following the date of your Covered Termination, and (b) such ninetieth (90th) day.

Initial
Employee
Company

(ii)

Subject to Section 2(ii), if you have been granted Units (your “Units”) pursuant to one or more Phantom Stock Unit Agreements entered into with the Company (your “Phantom Stock Unit Agreement(s)”), all of your Units granted prior to a Change in Control that have not vested on or before the Change in Control Date shall vest as follows:

a.

That number of such Units equal to (i) fifty percent of all of your Units (vested and unvested), less (ii) that number of your Units that have vested on or before the Change in Control Date, shall vest as of the Change in Control Date; and

b.	The remainder of such Units shall vest on the one year anniversary of the Change in Control Date.

Unless you exercise your vested Units prior to a Change in Control, the Exercise Date Price (as defined in your Phantom Stock Unit Agreement(s)) of your Units shall be the effective price per Class A Common Stock of the Company based on the Change in Control, as determined by the Sponsor in its sole and absolute discretion, and the Exercise Date Price shall not be further adjusted.

As a condition of receiving the Retention Benefits, you must timely sign and return to the Company a general release in substantially the form attached to this Letter Agreement as Exhibit A, as the same may be modified by the Company as it shall determine necessary or appropriate to comply with or accommodate changes in the law following the date of this Letter Agreement, and any other documents required by the Sponsor in the form prescribed by the Sponsor.

2.             Severance Benefits.

If while the Plan and this Letter Agreement are in effect, a Change in Control occurs and you experience a Covered Termination during the period commencing thirty (30) days prior to a Change in Control Date and ending on the first anniversary of such Change in Control Date, you will receive Severance Benefits as follows:

(i)	A Severance Bonus of $__________ to be paid in one lump sum within sixty (60) days of your “separation from service” within the meaning of Code Section 409A; and

(ii)

Notwithstanding anything to the contrary contained in Section 1(ii) above, if you have been granted Units pursuant to one or more Phantom Stock Unit Agreements with the Company, all of your Units that have not vested on or before the date of your Covered Termination shall vest as of such date; and

Initial
Employee
Company

2

(iii)

Medical plan transition assistance in an amount equal to $6,000, which shall be paid in one lump sum within sixty (60) days of your “separation from service” within the meaning of Code Section 409A; and

(iv)	If you have been assigned a Company vehicle as of the Change in Control Date, the Company shall transfer title to such vehicle to you as of the date of your Covered Termination.

You acknowledge and agree that, if title to a Company vehicle is assigned to you pursuant to the preceding clause (iv), as of the date of your Covered Termination: (A) you shall be deemed to accept such vehicle in “as is” condition on such date and shall be deemed to have waived any right to require the Company to maintain or repair such vehicle or seek reimbursement or payment from the Company in connection therewith; and (B) all Company paid insurance with respect to such vehicle and the ownership and operation thereof shall terminate and it shall be your responsibility to obtain appropriate insurance coverage with respect thereto, in each case effective on the Change in Control Date.

As a condition of receiving the Severance Benefits, you must timely sign and return to the Company a general release in substantially the form attached to this Letter Agreement as Exhibit B, as the same may be modified by the Company as it shall determine necessary or appropriate to comply with or accommodate changes in the law following the date of this Letter Agreement, and any other documents required by the Sponsor in the form prescribed by the Sponsor.

3.             You acknowledge and agree that, if you do not execute a general release for Retention Benefits or Severance Benefits, in the appropriate form in accordance herewith, and deliver such executed release to the Company timely in accordance with the terms of such release, or if you revoke any such release, you will not be entitled to any Retention Benefits or Severance Benefits, as applicable, with respect to such release, including, without limitation, with respect to the title to any vehicle described in Section 2(iv) above, which title shall revert automatically to the Company and you shall deliver the vehicle to the Company if such release is not so timely executed and delivered to the Company.

4.             Notwithstanding anything to the contrary contained herein, you acknowledge and agree that you will not be entitled to any Retention Benefit or Severance Benefit if, while the Plan is in effect and while you are a Participant, there is no Change in Control.

5.             The Company anticipates that regardless of whether a Change in Control of the Company occurs, the Company would pay a bonus for its year ending December 2013 based on the bonus amount that you received for the Company’s year ended December 2012, assuming that your individual performance and the Company’s financial performance both continue in a manner satisfactory to the Company, as determined by the Company’s Board of Directors.

6.             In consideration of becoming eligible to receive the Severance Benefits provided under the terms and conditions of the Plan and this Letter Agreement, you hereby waive any and all rights, benefits, and privileges to severance benefits that you might otherwise be entitled to receive under any other plan, agreement or arrangement.

Initial
Employee
Company

3

7.             You understand that the waiver set forth in Section 6 above is irrevocable for so long as this Letter Agreement is in effect, and that this Letter Agreement and the Plan set forth the entire agreement between the parties with respect to any subject matter covered herein.

8.             This Letter Agreement shall terminate, and your status as a “Participant” in the Plan shall end, on the first to occur of –

(i)	your termination of employment for a reason other than a “Covered Termination” as defined in Section 3(c) of the Plan,

(ii)	the date one year after a Change in Control, and

(iii)

if before a Change in Control occurs, the date one (1) month after the Company provides you with written notice that this Letter Agreement is being terminated by the Company in its discretion, unless (a) you have experienced a Covered Termination prior thereto, and (b) a Change in Control occurs.

9.             You recognize and agree that, if you have been granted Units pursuant to one or more Phantom Stock Unit Agreements with the Company, this Letter Agreement modifies your Phantom Stock Unit Agreement(s) with respect to the subject matter set forth herein and that, except as so modified pursuant to this Letter Agreement, your Phantom Stock Unit Agreement(s) shall remain in full force and effect. Notwithstanding anything to the contrary contained herein, you recognize and agree that, if the Plan and this Letter Agreement are terminated before a Change in Control in accordance with the Plan and this Letter Agreement, as applicable, as of such termination date, any amendment to your Phantom Stock Unit Agreement(s) as contemplated in the preceding sentence shall be deemed cancelled and the terms and conditions of your Phantom Stock Unit Agreement(s) shall revert to those terms and conditions in effect immediately prior to the execution of this Letter Agreement with the vesting of your Units to occur based on the schedule set forth in your Phantom Stock Unit Agreement(s) without regard to this Letter Agreement.

10.           You acknowledge the Company’s request that you keep confidential the terms and conditions of this Letter Agreement, and the legitimate business reasons why confidentiality should be preserved in the circumstances of a possible Change in Control.

11.           This Letter Agreement and the offer contained herein shall terminate automatically and without any action on the part of the Company unless you execute this Letter Agreement in the space provided below and return it to Brenda McDaniel or Rob McDougall at the Company’s offices on or before _________, 2013.

12.           You recognize and agree that your execution of this Letter Agreement results in your enrollment and participation in the Plan, that you acknowledge that you have received and reviewed a copy of the Plan, that you agree to be bound by the terms and conditions of the Plan and this Letter Agreement, and that you understand that this Letter Agreement may not be amended or modified except pursuant to Section 8 of the Plan.

Initial
Employee
Company

4

ARDEN GROUP, INC.

Dated: _________ ___, 2013

By

ACCEPTED AND AGREED TO this ________ day of ______________, 2013.

Your Name (printed)

Your Signature

Initial
Employee
Company

5

EXHIBIT A

release of claims

(Retention Benefits)

In order to settle as fully as possible all known and unknown claims I, _______________, might have against Arden Group, Inc., and its subsidiaries and affiliates (Company) and all related parties, the Company and I agree as follows:

(a)            Consideration: I will receive the Retention Benefits under the Arden Group, Inc. Change in Control Protection Plan (and my Letter Agreement attached thereto) that are payable to me if and only if I become bound by this Agreement. The Company will report this amount to tax authorities and withhold taxes from it as it determines it is required to do.

(b)            Release: I release (i.e., give up) all known and unknown claims that I presently have against the Company, its current and former, direct and indirect owners, parents, subsidiaries, brother-sister companies, and all other affiliates and related entities, and their current and former partners, employees, agents, and other related parties (Released Parties), except claims that the law does not permit me to waive by signing this Agreement. For example, I am releasing all common law contract, tort, or other claims I might have, as well as all claims I might have under the Age Discrimination in Employment Act (ADEA), the Worker Adjustment & Retraining Notification Act (WARN Act), Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (ADA), the Employee Retirement Income Security Act of 1974 (ERISA), and any similar domestic or foreign laws, such as the California Fair Employment and Housing Act, California Labor Code Section 200 et seq., and any applicable California Industrial Welfare Commission order.

I expressly waive the protection of Section 1542 of the Civil Code of the State of California, which states that:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(c)            Applicable Law: This agreement is governed by Federal law and the law of California.

(d)            Representations and Promises: The Company and I acknowledge and agree that:

(i)             Complete Agreement: This Agreement is the entire agreement relating to any claims or future rights that I might have with respect to the Company and the Released Parties. Once in effect, this Agreement is a legally admissible and binding agreement. It shall not be construed strictly for or against me, the Company, or any Released Party.

(ii)            Amendments: This Agreement only may be amended by a written agreement that the Company and I both sign.

Initial
Employee
Company

(iii)           Representations: When I decided to sign this Agreement, I was not relying on any representations that are not in this Agreement. The Company would not have agreed to pay the consideration I am getting in exchange for this Agreement but for the representations and promises I am making by signing it. I have properly reported all hours that I have worked and I have been paid all wages, overtime, commissions, compensation, benefits, and other amounts that the Company or any Released Party should have paid me in the past. I understand that the Company in the future may improve employee benefits or pay. I understand that my old job may be refilled. I have not been told that the Company or any Released Party ever will employ me in the future.

(iv)           No Wrongdoing: This Agreement is not an admission of wrongdoing by the Company or any other Released Party; neither it nor any drafts shall be admissible evidence of wrongdoing.

(v)            Unknown Claims: I am intentionally releasing claims that I do not know that I might have and that, with hindsight, I might regret having released. I have not assigned or given away any of the claims I am releasing.

(vi)           Effect of Void Provision: If the Company or I successfully assert that any provision in this Agreement is void, the rest of the Agreement shall remain valid and enforceable unless the other party to this Agreement elects to cancel it. If this Agreement is canceled, I will repay the Retention Benefits.

(vii)          Consideration of Agreement: If I initially did not think any representation I am making in this Agreement was true or if I initially was uncomfortable making it, I resolved all my doubts and concerns before signing this Agreement. I have carefully read this Agreement, I fully understand what it means, I am entering into it knowingly and voluntarily, and all my representations in it are true. The consideration period described in the box above my signature started when I first was given this Agreement.

(viii)         Agreement to be Confidential: I have not disclosed and will never disclose the terms or amount of this Agreement to anyone other than a member of my immediate family or my attorney or other professional advisor and, even as to such a person, only if the person agrees to honor this confidentiality requirement. This subsection does not prohibit disclosures to the extent necessary legally to enforce this Agreement or to the extent required by law (but only if I notify the Company (through Brenda McDaniel or her successor) of a disclosure obligation or request within one day after I learn of it and permit the Company to take all steps it deems to be appropriate to prevent or limit the required disclosure).

Initial
Employee
Company

2

YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS AGREEMENT. BEFORE SIGNING THIS AGREEMENT, READ IT CAREFULLY, AND THE COMPANY SUGGESTS THAT YOU DISCUSS IT WITH YOUR ATTORNEY AT YOUR OWN EXPENSE. TAKE AS MUCH TIME AS YOU NEED TO CONSIDER THIS AGREEMENT BEFORE DECIDING WHETHER TO SIGN IT, UP TO 21 DAYS. BY SIGNING IT YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

______________ IS THE DEADLINE FOR YOU TO DELIVER A SIGNED COPY OF THIS AGREEMENT TO BRENDA McDANIEL AT ARDEN GROUP, INC. (OR HER SUCCESSOR), 2020 SOUTH CENTRAL AVENUE, COMPTON, CALIFORNIA 90220, bmcdaniel@gelsons.com. IF YOU FAIL TO DO SO, YOU WILL NOT RECEIVE THE RETENTION BENEFITS DESCRIBED IN IT.

YOU MAY REVOKE THIS AGREEMENT IF YOU REGRET HAVING SIGNED IT. TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO BRENDA McDANIEL AT ARDEN GROUP, INC. (OR HER SUCCESSOR), 2020 SOUTH CENTRAL AVENUE, COMPTON, CALIFORNIA 90220, bmcdaniel@gelsons.com BEFORE SEVEN 24-HOUR PERIODS EXPIRE FROM THE TIME YOU SIGNED IT. IF YOU REVOKE THIS AGREEMENT, IT WILL NOT GO INTO EFFECT AND YOU WILL NOT RECEIVE THE RETENTION BENEFITS DESCRIBED IN IT.

Date:
Employee

Date:
Arden Group, Inc.

Initial
Employee
Company

3

EXHIBIT B

release of claims

(Severance Benefits)

In order to settle as fully as possible all known and unknown claims I, ___________, might have against Arden Group, Inc., and its subsidiaries and affiliates (Company) and all related parties, the Company and I agree as follows:

(a)            Consideration: I will receive the Severance Benefits under the Arden Group, Inc. Change in Control Protection Plan (and my Letter Agreement attached thereto) that are payable to me if and only if I become bound by this Agreement. The Company will report this amount to tax authorities and withhold taxes from it as it determines it is required to do.

(b)            Release: I release (i.e., give up) all known and unknown claims that I presently have against the Company, its current and former, direct and indirect owners, parents, subsidiaries, brother-sister companies, and all other affiliates and related entities, and their current and former partners, employees, agents, and other related parties (Released Parties), except claims that the law does not permit me to waive by signing this Agreement. For example, I am releasing all common law contract, tort, or other claims I might have, as well as all claims I might have under the Age Discrimination in Employment Act (ADEA), the Worker Adjustment & Retraining Notification Act (WARN Act), Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (ADA), the Employee Retirement Income Security Act of 1974 (ERISA), and any similar domestic or foreign laws, such as the California Fair Employment and Housing Act, California Labor Code Section 200 et seq., and any applicable California Industrial Welfare Commission order.

I expressly waive the protection of Section 1542 of the Civil Code of the State of California, which states that:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(c)            Applicable Law: This agreement is governed by Federal law and the law of California.

(d)            Representations and Promises: The Company and I acknowledge and agree that:

(i)             Complete Agreement: This Agreement is the entire agreement relating to any claims or future rights that I might have with respect to the Company and the Released Parties. Once in effect, this Agreement is a legally admissible and binding agreement. It shall not be construed strictly for or against me, the Company, or any Released Party.

(ii)             Amendments: This Agreement only may be amended by a written agreement that the Company and I both sign.

Initial
Employee
Company

(iii)           Representations: When I decided to sign this Agreement, I was not relying on any representations that are not in this Agreement. The Company would not have agreed to pay the consideration I am getting in exchange for this Agreement but for the representations and promises I am making by signing it. I have properly reported all hours that I have worked and I have been paid all wages, overtime, commissions, compensation, benefits, and other amounts that the Company or any Released Party should have paid me in the past. I understand that the Company in the future may improve employee benefits or pay. I understand that my old job may be refilled. I have not been told that the Company or any Released Party ever will employ me in the future.

(iv)           Reemployment: I promise not to seek employment with the Company or any Released Party unless it asks me to do so in writing.

(v)            No Wrongdoing: This Agreement is not an admission of wrongdoing by the Company or any other Released Party; neither it nor any drafts shall be admissible evidence of wrongdoing.

(vi)           Unknown Claims: I am intentionally releasing claims that I do not know that I might have and that, with hindsight, I might regret having released. I have not assigned or given away any of the claims I am releasing.

(vii)          Effect of Void Provision: If the Company or I successfully assert that any provision in this Agreement is void, the rest of the Agreement shall remain valid and enforceable unless the other party to this Agreement elects to cancel it. If this Agreement is canceled, I will repay the Severance Benefits.

(viii)         Consideration of Agreement: If I initially did not think any representation I am making in this Agreement was true or if I initially was uncomfortable making it, I resolved all my doubts and concerns before signing this Agreement. I have carefully read this Agreement, I fully understand what it means, I am entering into it knowingly and voluntarily, and all my representations in it are true. The consideration period described in the box above my signature started when I first was given this Agreement; I acknowledge that I also was given employment termination program census data at that time.

(ix)           Agreement to be Confidential: I have not disclosed and will never disclose the terms or amount of this Agreement to anyone other than a member of my immediate family or my attorney or other professional advisor and, even as to such a person, only if the person agrees to honor this confidentiality requirement. This subsection does not prohibit disclosures to the extent necessary legally to enforce this Agreement or to the extent required by law (but only if I notify the Company (through Brenda McDaniel or her successor) of a disclosure obligation or request within one day after I learn of it and permit the Company to take all steps it deems to be appropriate to prevent or limit the required disclosure).

Initial
Employee
Company

2

YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS AGREEMENT. BEFORE SIGNING THIS AGREEMENT, READ IT CAREFULLY, AND THE COMPANY SUGGESTS THAT YOU DISCUSS IT WITH YOUR ATTORNEY AT YOUR OWN EXPENSE. TAKE AS MUCH TIME AS YOU NEED TO CONSIDER THIS AGREEMENT BEFORE DECIDING WHETHER TO SIGN IT, UP TO 45 DAYS. BY SIGNING IT YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS. YOU MAY NOT SIGN THIS AGREEMENT BEFORE YOUR EMPLOYMENT ENDS.

______________ IS THE DEADLINE FOR YOU TO DELIVER A SIGNED COPY OF THIS AGREEMENT TO BRENDA McDANIEL AT ARDEN GROUP, INC. (OR HER SUCCESSOR), 2020 SOUTH CENTRAL AVENUE, COMPTON, CALIFORNIA 90220, bmcdaniel@gelsons.com. IF YOU FAIL TO DO SO, YOU WILL NOT RECEIVE THE SEVERANCE BENEFITS DESCRIBED IN IT.

YOU MAY REVOKE THIS AGREEMENT IF YOU REGRET HAVING SIGNED IT. TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO BRENDA McDANIEL AT ARDEN GROUP, INC. (OR HER SUCCESSOR), 2020 SOUTH CENTRAL AVENUE, COMPTON, CALIFORNIA 90220, bmcdaniel@gelsons.com BEFORE SEVEN 24-HOUR PERIODS EXPIRE FROM THE TIME YOU SIGNED IT. IF YOU REVOKE THIS AGREEMENT, IT WILL NOT GO INTO EFFECT AND YOU WILL NOT RECEIVE THE SEVERANCE BENEFITS DESCRIBED IN IT.

Date:
Employee

Date:
Arden Group, Inc.

Initial
Employee
Company

3